Exhibit 10.27

PROMISSORY BRIDGE NOTE

MAY 7, 2024

This Promissory Bridge Note (the “Note”) dated as of May 7, 2024, is made among ScanTech Identification Beam Systems, LLC, a Delaware Limited Liability Company (the “Company”), and Aegus Corp, a New Jersey corporation, and its permitted transferees, successors and permitted assigns, (the “Lender”). This Note replaces that certain Promissory Bridge Note issued by the Company to the Lender dated as of April 29, 2024 (the “Original Note”).

WHEREAS, ScanTech Identification Beam Systems, LLC, and Mars Acquisition Corp. (Nasdaq: MARX) (“MARS”), a publicly traded special purpose acquisition company, have entered into a definitive business combination agreement (the “Business Combination”) that will result in ScanTech becoming a publicly listed company; and

WHEREAS, pursuant to the Business Combination, each of ScanTech and Mars will merge with newly formed subsidiaries of ScanTech AI Systems Inc., a newly formed Delaware holding company (“STAI”). STAI will be the parent company of each of ScanTech and Mars following the consummation of the transaction and upon the closing of the Business Combination contemplated transaction is expected to be listed on Nasdaq under the ticker symbol “STAI”; and

WHEREAS, the Company wishes to raise up to $500,000.00 (Five Hundred Thousand Dollars) of additional capital to provide funding for the completion of the Business Combination; and

WHEREAS, the Lender has provided funding to the Company in the amount of $80,000.00 under the Original Note;

NOW, THEREFORE, Company has agreed to enter into this Promissory Bridge Note with the Lender and the Lender has agreed to advance, and the Borrower has agreed to incur the Note on the terms and conditions set forth herein, and in connection therewith, for the parties to make the representations and warranties, covenants and undertakings as hereinafter set forth.

For value received, SCANTECH IDENTIFICATION BEAM SYSTEMS LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of AEGUS CORP AND/OR ASSIGNS (the “Lender”) the Principal Amount (as defined below) in the amounts and on the dates set forth herein, together with interest on the unpaid Principal Amount outstanding from time to time from the date each such amount is advanced as provided herein, at a rate of twelve percent (12.0%) per annum, paid at Maturity.

1.             Principal Amount. As used herein, the term “Principal Amount” means the aggregate amount of all advances made by the Lender to the Company pursuant to the Original Note prior to the date hereof, plus any additional advances made by the Lender to the Company pursuant to this Note after the date hereof (each, an “Advance”), less all repayments on account of principal from time to time with respect to the Principal Amount, up to the maximum principal amount (exclusive of accrued and unpaid interest) of $500,000.00. This Note is issued in exchange and replacement for, and evidences (i) the same indebtedness incurred prior to the date hereof under that Original Note in the amount of $80,000.00 plus the accrued and unpaid interest incurred on the Original Note as of the date hereof in the amount of $213.33. The indebtedness evidenced by the Original Note is continuing indebtedness, and nothing in the Note shall be deemed to constitute a payment, settlement, or novation of the Original Note, or the release of, or otherwise adversely affect any lien or security interest securing such indebtedness or any rights of Lender against the Company.

2.             Advances: Each subsequent advance shall be made at the Lender’s discretion in an amount and in increments to be determined by Lender. The Lender shall record, using a form substantially similar to Schedule I attached to this Note, (i) the date and amount of each Advance made by the Lender to the Company, (ii) the date and amount of each payment on account of principal made by the Company to the Lender, and (iii) the resulting outstanding Principal Amount. Entries made in good faith by the Lender shall be binding and conclusive on the parties absent manifest error. For the avoidance of doubt, the Lender shall not have any obligation to make any additional Advance at any time but shall only make Advances at such times and in such amounts as may be agreed by the Lender and the Company.

3.             Maturity Date. The Principal Amount and all accrued interest under this Note shall be due and payable upon demand by the Lender on the earlier of either occurrence:

(a)	November 15, 2024 (the “Maturity Date”).
(b)	The closing of the contemplated Business Combination between SIBS and MARS.

Notwithstanding the foregoing, the entire unpaid Principal Amount, together with all accrued interest thereon, shall become immediately due and payable upon the occurrence of an Event of Default (as hereinafter defined). There shall be no prepayment penalty if all outstanding indebtedness including any accrued interest is paid to Lender and this Note is paid and satisfied in full prior to the Maturity Date.

4.             Interest Rate and Calculation. The Company shall pay interest at a rate of 12.0% per annum on the outstanding Principal Amount computed by multiplying the actual number of days in such period by a daily interest rate based on a 360-day year, which such interest shall be due and payable on the Maturity Date.

5.	Additional Equity Consideration.

(a)	In consideration for the funds received, the Lender will receive newly issued registered shares in STAI as defined in a Shares Issuance Agreement (EXHIBIT A) with STAI. The Lender will receive one share of STAI for every dollar of Principal Amount outstanding to the Company (the “Lender Shares”). For avoidance of doubt, as an example, an outstanding Principal Amount of $500,000.00 would require STAI to issue 500,000 shares to the Lender.

(b)	In the event the Business Combination does not occur, the Company hereby grants to the Lender or its assignee the right to acquire, at any time at the Lender’s option and upon written notice to the Company, for a purchase price of ten dollars ($10.00), membership interests representing a percentage of the total outstanding equity interests in the Company (determined on a fully diluted basis at the time of such exercise) equal to the percentage determined by dividing (i) the outstanding Principal Amount due under this Note as of the date of such exercise by (ii) $20,010,000.

As promptly as practicable after the exercise of the right pursuant to Section 4(a), the STAI shall issue and deliver to the Lender a certificate or certificates and/or instruments, as applicable, for the equity interests to which the Lender is entitled, and the Lender and the STAI shall execute and deliver such joinder or other agreements with respect to equity interests of the STAI as shall be necessary or appropriate to give effect to this Agreement.

6.             Registration. STAI shall ensure that the Lendor Shares (i) to the extent feasible and in compliance with all applicable laws and regulations are registered as part of any registration statement issuing shares before or in connection with the Business Combination Closing, or (ii) if no such registration statement is filed in connection with the Business Combination Closing, are promptly registered pursuant to the first registration statement filed by the STAI, which shall be filed no later than 30 days after the Business Combination Closing and declared effective no later than 120 days after the Business Combination Closing.

7.             Security. To secure the payment when due of the outstanding Principal Amount and accrued and unpaid interest under this Note, the Company hereby (i) pledges, grants, conveys and assigns to the Lender a security interest in and to all of the Company’s intellectual property rights of any kind (the “Collateral”) and (ii) agrees to, promptly upon request, execute such agreements, UCC- 1 financing statements or other documents or agreements in order to give effect to and perfect such security interest as may be requested from time to time by the Lender (and the Lender is hereby authorized to execute and file any such documents on behalf of the Company).

8.             Seniority. This Note shall rank pari passu with the existing Seaport Group SIBS LLC Promissory Note and be senior in priority of payment to all outstanding indebtedness owed by the Company to NACS LLC, AZURE LLC and John Redmond, as set forth in the Subordination Agreement attached to this Note.

9.             Events of Default. The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a)            Failure to Pay. The Company shall fail to pay the outstanding Principal Amount and accrued interest on any date when due hereunder; or

(b)            Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note and such failure shall continue for (10) business days after the Company’s receipt of written notice from the Lender orits representatives of such failure; or

(c)            Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Lender in writing in connection with this Note, or as an inducement to the Lender to enter into this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d)            Voluntary Bankruptcy or Insolvency Proceedings. The Company or any of its Affiliates (“Affiliate” shall mean any entity in which the Company owns at least fifty percent (50%) of the equity) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian for itself, or of all or a substantial part of its assets or property, (2) be unable, or admit in writing its inability, to pay its debts generally as they mature, (3) make a general assignment for the benefit of its creditors, (4) become insolvent (as such term may be defined or interpreted pursuant to any applicable statute), (5) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (6) take any action for the purpose of effecting any of the foregoing; or

(e)            Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, any of its Affiliates, or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, any of its affiliates, or the debts thereof pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

(f)            Other Payment Obligations. Defaults, other than those that exist at the time of the execution of this document, shall exist under any agreements executed by the Company or any of its affiliates with any third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtednessfor borrowed money of the Company or any of its affiliates, in each case, in an aggregate amountin excess of Twenty Five Thousand Dollars ($25,000); or

(g)            Judgments. A final judgment or order for the payment of money in excess of Twenty-Five Thousand Dollars ($25,000) (exclusive of amounts covered by insurance) shall be rendered against the Company or any of its affiliates and the same shall remain undischarged for a period of ninety (90) days during which execution shall not be effectively stayed, or any judgment,writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the Company’s property, or any property of any entity for of such entity (each, an “Affiliate”), if any and such judgment, writ, or similar process shall not be released,stayed, vacated or otherwise dismissed within ninety (90) days after issue or levy; or

10.            Rights and Remedies Upon Event of Default. To be Upon the occurrence and during the continuation of any Event of Default under this Note, the Lender shall have the option (but shall not be required) to (i) declare the entire outstanding Principal Amount hereunder, and all accrued and unpaid interest hereon, immediately due and payable (the “Default Amount”) and (ii) require all or part of the Collateral (as determined by the Lender) to be immediately transferred from the Company to the Lender. Implementation of any of the foregoing actions shall not be interpreted or deemed to limit in any way any of the Lender’s remedies pursuant to this Note, at law or in equity. The rights, remedies and powers of the Lender as provided in this Note are neither exclusive nor mutually exclusive. The Lender shall be entitled to resort to any such remedies and any other remedy or remedies available at law or in equity, by statute or otherwise.

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11.            Transfer, Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Lender may assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrenderof the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer. Interest and principal are payable only to the registered holder of this Note. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Lender.

12.            Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, each party shall be responsible for all costs and expenses that it incurs with respect to such matters.

13.            Indemnity. The Company agrees to promptly pay, indemnify and hold the Lender harmless from all state and federal taxes of any kind and other liabilities assessed against the Company with respect to or resulting from the execution and/or delivery of this Note.

14.            Further Assurances. The Company shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to the Lender all reasonable documents, and take all actions, reasonably required by the Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Note, to protect and further the validity, priority and enforceability of this Note, or otherwise carry out the purposes of this Note and the transactions contemplated hereunder.

15.            Costs of Collection. The Company agrees to pay all reasonable costs and expenses of collection incurred by the Lender, in addition to principal and interest (including, without limitation, reasonable attorneys’ fees and disbursements) and including all reasonable costs and expenses incurred in connection with the pursuit by the Lender of any of its rights or remedies referred to in this Note, whether or not suit on this Note is commenced, and all such reasonable costs and expenses shall be payable on demand, together with interest thereon.

16.            Governing Law/Venue/Jurisdiction/Wavier of Jury Trial. This Note and the rights and obligations of the Company and the Lender shall be governed by and interpreted in accordance with the law of the State of Delaware (without regard to any conflicts of law rule that would require the application of the law of any other jurisdiction). In any litigation in connection withorto enforce this Note or any endorsement or guaranty of this Note, the Company irrevocably consents to personal jurisdiction on the courts of the State of Delaware or the United States locatedwithin the State of Delaware and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent the Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdictionby any other means available under applicable law. The parties irrevocably and voluntarily agreeto waive any right to a trial by jury in respect of such claim.

17.            Waiver. The Company hereby expressly and unconditionally waives presentment, demand, protest, notice of protest or notice of any kind, including, without limitation, any notice of intention to accelerate and notice of acceleration, except as expressly provided herein, and in connection with any suit, action or proceeding brought by the Lender on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim that can only be asserted in the suit, action or proceeding brought by the Lender on this Note and cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.

18.            Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

19.            Counterparties. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

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IN WITNESS WHEREOF, the parties have executed this Promissory Bridge Note as of the 7th day of May 2024.

SCANTECH IDENTIFICATION BEAMS SYSTEMS LLC

/s/ Dolan Falconer
By: Dolan Falconer
Title: CEO

AEGUS CORP

/s/ Robert Comizio
By: Robert Comizio
Title: Authorized Signatory

SCHEDULE I OUTSTANDING PRINCIPAL AMOUNT

Date	Amount of Advance on this Date	Aggregate Outstanding Principal Amount on this Date	Amount of Accrued Interest on this Date	Amount of Interest Paid as of this Date
04/29/2024	$80,000.00	$80,000.00	0.00	0.00
5/7/2024	$150,000.00	$230,000.00	$213.33	0.00